UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2014

Popeyes Louisiana Kitchen, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction

of Incorporation)

000-32369	58-2016606
(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(404) 459-4450

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2014, Popeyes Louisiana Kitchen, Inc. (the “Company”) held its 2014 Annual Shareholders Meeting. The shareholders elected the following nominees to the board of directors to serve a one-year term with votes cast as follows:

John M. Cranor, III For: 20,295,881 Withheld: 108,508 Non-votes: 1,493,355	Carolyn Hogan Byrd For: 20,072,515 Withheld: 331,874 Non-votes: 1,493,355

Krishnan Anand For: 20,296,100 Withheld: 108,289 Non-votes: 1,493,355	R. William Ide, III For: 20,177,433 Withheld: 286,956 Non-votes: 1,493,355

Victor Arias, Jr. For: 20,075,846 Withheld: 328,543 Non-votes: 1,493,355	Joel K. Manby For: 20,209,696 Withheld: 194,693 Non-votes: 1,493,355

Cheryl A. Bachelder For: 20,253,330 Withheld: 151,059 Non-votes: 1,493,355	Martyn R. Redgrave For: 20,209,034 Withheld: 195,355 Non-votes: 1,493,355

The shareholders also voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014 with votes cast as follows:

For: 21,826,763

Against: 15,190

Abstain: 55,791

The shareholders also voted to approve, on an advisory basis, the compensation of the named executive officers with votes cast as follows:

For: 19,484,083

Against: 76,037

Abstain: 844,269

Non-votes: 1,493,355

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popeyes Louisiana Kitchen, Inc.

Date: May 23, 2014	By:	/s/ Harold M. Cohen
Harold M. Cohen
Senior Vice President, General Counsel,
Chief Administrative Officer and Corporate Secretary